EXHIBIT 10.2

THE NEW YORK TIMES COMPANY
1991 EXECUTIVE CASH BONUS PLAN
AS AMENDED THROUGH OCTOBER 11, 2007

1.    NAME AND GENERAL PURPOSE

The name of this plan is The New York Times Company 1991 Executive Cash Bonus Plan (hereinafter called the “Plan”). The purpose of the Plan is to enable the Company (as hereinafter defined) to retain and attract executives who enhance its tradition and contribute to its success by their ability, ingenuity and industry, and to enable them to participate in the long-term success and growth of the Company.

2.    DEFINITIONS

(a)                                  “Awards”—has the meaning specified in Section 4 hereof.

(b)                                 “Board”—means the Board of Directors of the Company.

(c)                                  “Code”—means the Internal Revenue Code of 1986, as amended.

(d)                                 “Code Section 409A” shall mean Section 409A of the Code (or any successor provision).

(e)                                  “Committee”—means the Committee referred to in Section 3 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the non-employee members of the Board.

(f)                                    “Company”—means The New York Times Company, a corporation organized under the laws of the State of New York (or any successor corporation), and, unless the context otherwise requires, its subsidiaries (as hereinafter defined) and other non-corporate entities in which it owns directly or indirectly 20% or more of the equity interests. A “subsidiary” means any corporation in which the Company possesses directly or indirectly 50% or more of the combined voting power of all classes of stock.

(g)                                 “Consolidated Statement of Income”—means the consolidated statement of income (or any comparable statement, however designated) of the Company, audited by the independent certified public accountants of the Company and contained in the Company’s annual report to stockholders or proxy statement.

(h)                                 “Income Before Income Taxes”—means the amount designated as Income Before Income Taxes for the applicable year and shown separately on the Consolidated Statement of Income for such year.

(i)                                     “Participant”—means a key employee of the Company who is selected by the Committee to participate in any part of the Plan from among persons who in the judgment of the Committee are key employees of the Company. In general, key employees are those employees who have principal responsibility for, or who contribute substantially to, the management efficiency, editorial achievement or financial success of the Company. Only employees of The New York Times Company, its subsidiaries and other non-corporate entities in which it owns directly or indirectly 40% or more of the equity interests are eligible to participate in the Plan.

(j)                                     “Retirement”—means retirement as defined by the terms of “The New York Times Companies Pension Plan” which became effective December 31, 1988, or any successor retirement plan, whether or not the Participant is a member of such retirement plan, and, in the case of employees of Affiliated Publications, Inc., or any subsidiary thereof, who retire under the terms of the Globe Newspaper Company Retirement Plan, which became effective January 1, 1994 (the “Globe Pension Plan”) or any successor retirement plan, “Retirement” shall also mean retirement as defined by the terms of the Globe Pension Plan or any successor plan.

(k)                                  “Specified Employee”—means any employee who, at any time during the 12-month period ending on the identification date, is a “specified employee” under Code Section 409A, as determined by the Committee or its delegate. The determination of Specified Employees, including the number and identity of persons considered Specified Employees and the identification date, shall be made by the Committee or its delegate in accordance with the provisions of Code Sections 416(i) and 409A and the regulations issued thereunder.

(l)                                     “Stock Plan”—means the Company’s 1991 Executive Stock Incentive Plan.

3.    ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board or the Committee appointed by it and composed of two or more directors who are not employees of the Company. The Committee shall be constituted so as to enable the Plan to comply with the administration requirements of Section 162(m)(4)(C) of the Code. The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may from time to time confer upon it.

PART I AWARDS

4.    FORM OF AWARDS

The Plan is designed to provide incentives for Participants by the making of awards of supplemental compensation (“Awards”). The Committee, subject to the terms and conditions hereof, may make Awards to a Participant in any one, or in any combination, of the following forms:

(a)                                  Cash Awards as provided in Part IA of the Plan (“Cash Awards”);

(b)                                 Annual Performance Awards as provided in Part IB of the Plan (“Annual Performance Awards”);

(c)                                  Performance Awards (“Performance Awards”) or other forms of Awards as provided in Part IC of the Plan; and

(d)                                 Long-Term Performance Awards as provided in Part ID of the Plan (“Long-Term Performance Awards”).

Awards may be made to a Participant whether or not he or she receives an award or option under the Stock Plan. Cash Awards, Performance Awards and other forms of Awards pursuant to Part IC will be based on a Participant’s performance in those areas for which the Participant is directly responsible. Performance for this purpose may be measured by the achievement of specific management goals such as, but not limited to, an increase in earnings or the operating cash flow of the Company, outstanding initiative or achievement in any department of the Company, or any other standards specified by the Committee. Annual Performance Awards will be based exclusively on the criteria set forth in Part IB. Long-Term Performance Awards will be based exclusively on the criteria set forth in Part ID.

No Award under the Plan is payable in common stock or preferred stock of the Company.

5.    MAXIMUM AMOUNT AVAILABLE FOR THE ACCRUAL OF AWARDS FOR ANY YEAR

(a)                                  No accrual for Awards shall be made hereunder (or under the Stock Plan) for any year unless cash dividends of not less than ten cents ($.10) per share (as adjusted as hereafter provided) have been declared on the outstanding Class A and Class B Common Stock of the Company during such year. If at any time the Company shall take any action, whether by stock dividend, stock split, combination of shares, or otherwise, which results in an increase or decrease in the number of shares of Class A and/or Class B Common Stock theretofore issued and outstanding, or the Company reclassifies or otherwise changes its issued and outstanding Class A and/or Class B Common Stock (other than in par value) or the Company and one or more corporations merge and the Company is the surviving corporation of such merger, then the Committee shall make an equitable adjustment to the provisions of this Section 5(a) to take account of such event.

(b)                                 In the event that the above condition is met for any year during the continuance of this Plan, the maximum aggregate amount that may be accrued for Awards under the Plan and the Stock Plan for such year shall be 4% of Income Before Income Taxes. The Committee, in its sole discretion, may make adjustments in Income Before Income Taxes to take account of extraordinary, unusual or infrequently occurring events and transactions, changes in accounting principles that substantially affect the foregoing, or such other circumstances as the Committee may determine warrant such adjustment.

(c)                                  As soon as feasible after the close of each year, the independent certified public accountants of the Company shall determine and report the maximum amount that may be accrued for Awards for such year under the formula described in Section 5(b), subject to the second sentence of such Section.

(d)                                 If amounts are accrued in any year under the formula described in this Section 5 and are not awarded in full in such year under the Plan and the Stock Plan, such unawarded amounts may, in the discretion of the Committee, be carried forward and be available for Awards under this Plan and under the Stock Plan in any future year without regard to the provisions of Sections 5(a) or (b) of the Plan applicable to Awards made in such year.

(e)                                  Awards under the Plan for any year may not exceed the sum of (i) the amount accrued for such year under Section 5(b) above, plus (ii) unawarded accrued amounts carried forward from previous years under Section 5(d) above, plus (iii) amounts that may become available for Awards pursuant to the last sentence of Section 7(c) hereof, minus (x) the amount of interest equivalents allocated during such year pursuant to Section 10(b) hereof, and minus (y) the amount of awards made for such year under the Stock Plan valued as set forth in Section 13(e) of the Stock Plan (and any interest or dividend equivalents allocated during such year pursuant to Sections 15(c), 24 and 27A thereof).

6.    DETERMINATION OF AWARDS AND PARTICIPANTS

(a)                                  As promptly as practicable after the end of each year, the Committee may make Awards (other than Annual Performance Awards and Long-Term Performance Awards, which are to be made exclusively as set forth in Parts IB and ID, respectively) for such year and determine the amounts to be carried forward for Awards in future years. The Committee may also, in its discretion, make Awards (other than Annual Performance Awards and

Long-Term Performance Awards, which are to be made exclusively as set forth in Parts IB and ID, respectively) prior to the end of the year based on amounts available under clauses (ii) and (iii) of Section 5(e) and reasonable estimates of the accrual for the year in question.

(b)                                 The Committee shall have absolute discretion to determine the key employees who are to receive Awards (other than Annual Performance Awards and Long-Term Performance Awards, which are to be made exclusively as set forth in Parts IB and ID, respectively) under the Plan for any year and to determine the amount of such Awards based on such criteria and factors as the Committee in its sole discretion may determine, such as the Company’s operating cash flow and overall financial performance. Recommendations as to the key employees who are to receive Awards (including Annual Performance Awards and Long-Term Performance Awards) under the Plan for any year and to the amount and form of such Awards shall, however, be made to the Committee by the chief executive officer of the Company. The fact that an employee is selected as eligible for an Award shall not mean, however, that such employee will necessarily receive an Award.

(c)                                  A person whose employment terminates during the year or who is granted a leave of absence during the year may, in the discretion of the Committee and under such rules as the Committee may from time to time prescribe, be given an Award with respect to the period of such person’s service during such year.

7.    METHOD AND TIME OF PAYMENT OF AWARDS

(a)                                  Awards shall be paid in full as soon as practicable after the Award is made; provided, however, that payment of Annual Performance Awards and Long-Term Performance Awards shall be subject to the provisions of Parts IB and ID, respectively; and provided further, that the payment of any or all Awards may be deferred, divided into annual installments, or made subject to such other conditions as the Committee in its sole discretion may authorize under such rules and regulations as may be adopted from time to time by the Committee.

(b)                                 The Committee’s rules and regulations may include procedures by which a Participant expresses a preference to the Committee as to the form of Award or method of payment of an Award but the final determination as to the form and the terms and conditions of any Award shall rest solely with the Committee.

(c)                                  Awards deferred under the Plan shall become payable to the Participant or, in the event of the Participant’s death, as specified in Section 14 hereof, in such manner, at such time or times (which may be either before or after termination of service), and subject to such conditions as the Committee in its sole discretion shall determine. In any year the Committee shall have the discretion to set aside, for payment in such year or any future year, interest on any deferred Award; provided, however, that the total amount of such interest shall be deducted from the maximum amount available for Awards under Section 5 of the Plan. Any forfeited deferred Awards shall be carried forward and be available for Awards in any future year without regard to the provisions of Sections 5(a) or (b) of the Plan.

8.    INDIVIDUAL AGREEMENTS

(a)                                  The Committee may in its discretion require that each Participant receiving an Award enter into an agreement with the Company which shall contain such terms and conditions as the Committee may in its discretion request.

(b)                                 The Committee may cancel any unexpired, unpaid or deferred Award at any time if the Participant is not in compliance with all applicable provisions of the agreement referred to above, if any, and the Plan.

9.    STATUS OF PARTICIPANTS

No Participant in the Plan shall have any interest in any specific assets of the Company by reason of the fact that deferred Awards are to be recorded as being held for such Participant’s account to be paid in installments in the future. The interest of all Participants shall derive from and be determined solely by the terms and provisions of the Plan set forth herein.

PART IA CASH AWARDS

10.                               DETERMINATION OF CASH AWARDS

(a)                                  Each year the Committee shall designate those Participants who shall receive Cash Awards under this part of the Plan. Cash Awards may be paid immediately, in installments or on a deferred date, as the Committee in its discretion may provide.

(b)                                 If the Committee determines that some portion of a Cash Award to a Participant shall be treated as a deferred Cash Award and be payable in annual or other periodic installments, the Participant will be notified in writing at the time such Cash Award is made when such deferred Cash Award shall be paid and over what period of time. The Committee shall have discretion to provide for the payment of an amount equivalent to interest, at such rate or rates fixed by the Committee, on any deferred Cash Award. Any amounts provided for pursuant to the preceding sentence shall become payable in such manner, at such time or times, and subject to such conditions as the Committee shall in its sole discretion determine; provided, however, that (i) the time and conditions for payment shall be provided in writing to the Participant at the time the Cash Award is granted, and (ii) the total amount of such interest shall be deducted from the maximum amount available for Awards under the formula described in Section 5 of the Plan.

(c)                                  Notwithstanding the preceding, as required by Code Section 409A, no amount shall be delivered with respect to a deferred Cash Award on account of a separation from service to a Participant who is a Specified Employee on the date of separation from service before the date which is 6 months after the date of the Participant’s separation from service. The Committee shall have discretion to provide for the payment of an amount equivalent to interest, at such rate or rates fixed by the Committee, on any delayed payment. The accumulated postponed amount, with interest for the period of delay if applicable, shall be paid to the Participant in a lump sum payment on the 10th day after the end of the six-month period. Payment of the accumulated postponed amount (and interest, if applicable) shall be treated as made on the specified date if the payment is made at such date or a later date within the same calendar year, or if later, by the 15th day of the third month following the specified date (provided the Participant may not, directly or indirectly, designate the year of payment).

If the Participant dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of Code Section 409A shall be paid as specified in Section 14 hereof within 90 days of the date of Participant’s death.

PART IB ANNUAL PERFORMANCE AWARDS

11.                               DETERMINATION OF ANNUAL PERFORMANCE AWARDS

(a)                                  GENERAL. Each year the Committee may make Annual Performance Awards under this part of the Plan; provided that no Participant may be eligible to receive an Annual Performance Award hereunder and under the Stock Plan in the same year.

(b)                                 CERTAIN DEFINITIONS. For the purposes of this Part IB, the following terms shall have the meanings specified:

“Affected Officers” shall mean those executive officers of the Company whose compensation is required to be disclosed in the Company’s annual proxy statement relating to the election of directors.

“Code Section 162(m)” shall mean Section 162(m) of the Code (or any successor provision), and “Regulations” shall mean the regulations promulgated thereunder, as from time to time in effect.

“Eligible Participants” shall have the meaning set forth in subsection (c) below.

“Performance Adjustment” means, for any year, a factor ranging from 0% to 200%, based upon the achievement of Performance Goal Targets established by the Committee, that, when multiplied by an Eligible Participant’s Target Award, determines the amount of such Eligible Participant’s Annual Performance Award for such year.

“Performance Goal” means, for any year, the business criteria selected by the Committee to measure the performance during such year of the Company (or of a division, subsidiary or group thereof) from one or more of the following:

(i)                            earnings per share of the Company for the year;

(ii)                         net income of the Company for the year;

(iii)                      return on assets of the Company for the year (net income of the Company for the year divided by average total assets during such year);

(iv)                     return on stockholder’s equity of the Company for the year (net income of the Company for the year divided by average stockholder’s equity during such year);

(v)                        operating profit or operating margins of the Company or of a division, subsidiary or group thereof for the year;

(vi)                     cash flow of the Company or of a division, subsidiary or group thereof for the year;

(vii)                  increase in shareholder value as determined at the end of each year;

(viii)               revenue growth of the Company or of a division, subsidiary or group thereof for the year; and

(ix)                       improved use of capital and/or assets of the Company or of a division, subsidiary or group thereof for the year.

“Performance Goal Target” means, for any Performance Goal, the levels of performance during a year under such Performance Goal established by the Committee to determine the

Performance Adjustment to an Eligible Participant’s Target Award for such year.

“Target Award” means, for any year, with respect to an Eligible Participant, the dollar amount set by the Committee that, when multiplied by the applicable Performance Adjustment, determines such Eligible Participant’s Annual Performance Award.

(c)                                  ELIGIBILITY. Annual Performance Awards are available each year only to Plan Participants who are designated by the Committee, prior to March 31 of such year (or prior to such later date as permitted by Code Section 162(m) and the Regulations), as likely to be Affected Officers for such year, whose annual salary and bonus for such year are expected to exceed $1,000,000 and who are not designated by the Committee as eligible for an Annual Performance Award under the Stock Plan for such year (“Eligible Participants”).

(d)                                 DETERMINATION OF ANNUAL PERFORMANCE AWARDS. Prior to March 31 of each year (or prior to such later date as permitted by Code Section 162(m) and the Regulations), the Committee will determine the Eligible Participants for such year, will designate those Eligible Participants who will be entitled to earn an Annual Performance Award for such year under this Plan, and will establish for each such Eligible Participant for such year: (i) a Target Award, (ii) one or more Performance Goals, and (iii) for each such Performance Goal, a Performance Goal Target, the method by which achievement thereof will be measured and a schedule of Performance Adjustment factors corresponding to varying levels of Performance Goal Target achievement. In the event more than one Performance Goal is established for any Eligible Participant, the Committee shall at the same time establish the weighting of each such Performance Goal in determining such Eligible Participant’s Annual Performance Award. Notwithstanding anything in this Part IB to the contrary, the Annual Performance Award payable to any Eligible Participant in any year may not exceed $3.0 million.

(e)                                  PAYMENT OF ANNUAL PERFORMANCE AWARDS. Subject to subsection (f) below, provided the Committee certifies the extent to which the Performance Goal Target or Targets under the Performance Goal or Goals have been met or exceeded, Annual Performance Awards will be paid by March 15 after the end of the year to which they relate, unless administratively impossible to do so. If permitted by the Regulations and Code Section 162(m), the Committee may determine to pay a portion of an Annual Performance Award in December of the year to which it relates. The Committee may not increase the amount of an Annual Performance Award that would otherwise be payable upon achievement of the Performance Target or Targets, but it may reduce any Eligible Participant’s Annual Performance Award in its discretion. Subject to Section 6(c) above, no Annual Performance Award will be payable to any Eligible Participant who is not an employee of the Company on the last day of the year to which such Annual Performance Award relates.

(f)                                    DEFERRAL OF ANNUAL PERFORMANCE AWARDS. If the Committee determines that some portion of an Annual Performance Award to an Eligible Participant shall be treated as a deferred Annual Performance Award and be payable in annual or other periodic installments, the Eligible Participant will be notified in writing at the time such Annual Performance Award is granted when such deferred Annual Performance Award shall be paid and over what period of time. The Committee shall have discretion to provide for the payment of an amount equivalent to interest, at such rate or rates fixed by the Committee, on any deferred Annual Performance Award. Any amounts provided for pursuant to the preceding sentence shall become payable in such a manner, at such time or times, and subject to such conditions as the Committee shall in its sole discretion determine; provided, however, that (i) the time and conditions for payment shall be provided in writing to the Participant at the time the Annual Performance Award is granted, and (ii) the total amount of such interest shall be deducted from the maximum amount available for Awards under the formula described in Section 5 of the Plan.

(g)                                 CODE SECTION 162(m). It is the intent of the Company that Annual Performance Awards satisfy, and this Part IB be interpreted in a manner that satisfies, the applicable requirements of Code Section 162(m) and the Regulations so that the Company’s tax deduction for Annual Performance Awards to Affected Officers is not disallowed in whole or in part by operation of Code Section 162(m). If any provision of this Plan or of any Annual Performance Award would otherwise frustrate or conflict with such intent, that provision shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Eligible Participants.

(h)                                 CODE SECTION 409A. To the extent necessary to comply with Code Section 409A, no amount shall be delivered with respect to a deferred Annual Performance Award as a result of separation from service to an Eligible Participant who is a Specified Employee on the date of separation from service before the date which is 6 months after the date of the Eligible Participant’s separation from service. The Committee shall have discretion to provide for the payment of an amount equivalent to interest, at such rate or rates fixed by the Committee, on any delayed payment. The accumulated postponed amount, with interest for the period of delay if applicable, shall be paid to the Eligible Participant in a lump sum payment on the 10th day after the end of the six-month period. Payment of the accumulated postponed amount (and interest, if applicable) shall be treated as made on the specified date if the payment is made at such date or a later date within the same calendar year, or if later, by the 15th day of the third month following the specified date (provided the Eligible Participant may not, directly or indirectly, designate the year of payment).

If the Eligible Participant dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of Code Section 409A shall be paid as specified in Section 14 hereof within 90 days of the date of Eligible Participant’s death.

PART IC PERFORMANCE AND OTHER AWARDS

12.                               DETERMINATION OF PERFORMANCE AND OTHER AWARDS

(a)                                  Each year the Committee in its sole discretion may authorize other forms of Awards such as, but not limited to, Performance Awards, if the Committee deems it appropriate to do so in order to further the purposes of the Plan.

(b)                                 A “Performance Award” shall mean an Award which entitles the Participant to receive cash or other compensation, or any combination thereof, in an amount which depends upon the financial performance of the Company during a stated period of more than one year. Performance for this purpose may be measured by the growth in book value of the common stock of the Company, an increase in per share earnings of the Company, an increase in operating cash flow or any other indicators specified by the Committee. The Committee shall also fix the period during which such performance is to be measured, the value of a Performance Award for purposes of providing for the accrual pursuant to Section 5 of the Plan and the form of payment to be made in respect of the Performance Award.

PART ID LONG-TERM PERFORMANCE AWARDS

13.                               DETERMINATION OF LONG-TERM PERFORMANCE AWARDS

(a)                                  GENERAL. Each year the Committee shall designate those Participants who shall be eligible to receive Long-Term Performance Awards under this part of the Plan.

(b)                                 CERTAIN DEFINITIONS. For purposes of this Part ID, the following terms shall have the meanings specified:

“Code Section 162(m)” shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision), and “Regulations” shall mean the regulations promulgated thereunder, as from time to time in effect.

“Eligible Participants” shall mean certain key business leaders and senior management of the Company as determined in the discretion of the Committee.

“Long-Term Performance Goal” means, for any Performance Period, the business criteria selected by the Committee to measure the performance during such Performance Period of the Company (or of a division, subsidiary or group thereof) from one or more of the following:

(i)                            earnings per share of the Company for the Performance Period;

(ii)                         net income of the Company for the Performance Period;

(iii)                         return on assets of the Company for the Performance Period (net income of the Company for the Performance Period divided by average total assets for such Performance Period);

(iv)                        return on stockholder’s equity of the Company for the Performance Period (net income of the Company for the Performance Period divided by average stockholder’s equity for such Performance Period);

(v)                           operating profit or operating margins of the Company or of a division, subsidiary or group thereof for the Performance Period;

(vi)                        cash flow of the Company or of a division, subsidiary or group thereof for the Performance Period;

(vii)                     increase in shareholder value as determined at the end of the Performance Period;

(viii)                  revenue growth of the Company or of a division, subsidiary or group thereof for the Performance Period; and

(ix)                          improved use of capital and/or assets of the Company or of a division, subsidiary or group thereof for the Performance Period.

“Long-Term Performance Goal Target” means, for any Long-Term Performance Goal, the levels of performance during a Performance Period under such Long-Term Performance Goal established by the Committee to determine an Eligible Participant’s maximum Long-Term Performance Award.

“Performance Period” means the period in excess of one year commencing on January 1 of the year in which the Committee makes the Long-Term Performance Award to an Eligible Participant.

(c)                                  ELIGIBILITY. Long-Term Performance Awards are available each year to Eligible Participants who are designated by the Committee, prior to March 31 of such year (or prior to such later date as permitted by Code Section 162(m) and the Regulations).

(d)                                 DETERMINATION OF LONG-TERM PERFORMANCE AWARDS. Prior to March 31 of each year (or prior to such later date as permitted by Code Section 162(m) and the Regulations), the Committee will designate the Eligible Participants who will be entitled to earn a Long-Term Performance Award for such Performance Period under this Plan, and will establish for each such Eligible Participant for such Performance Period, (i) one or more Long-Term Performance Goals, and (ii) for each such Long-Term Performance Goal, a Long-Term Performance Goal Target and the method by which achievement thereof will be measured. In the event that more than one Long-Term Performance Goal is established for any Eligible Participant, the Committee shall at the same time establish the weighting of each such Long-Term Performance Goal in determining such Eligible Participant’s Long-Term Performance Award. Notwithstanding anything in this Section 13 to the contrary, the Long-Term Performance Award payable to any Eligible Participant in any Performance Period may not exceed $3.0 million.

(e)                                  PAYMENT OF LONG-TERM PERFORMANCE AWARDS. Subject to subsection (f) below, provided the Committee certifies the extent to which the Long-Term Performance Goal Target or Targets under the Long-Term Performance Goal or Goals have been met or exceeded, Long-Term Performance Awards will be paid in cash by March 15 after the end of the year in which the Performance Period ends, unless administratively impossible to do so. If permitted by the Regulations and Code Section 162(m), the Committee may determine to pay a portion of a Long-Term Performance Award in December of the last year of the Performance Period to which it relates. The Committee may not increase the amount of a Long-Term Performance Award that would otherwise be payable upon the achievement of the Long-Term Performance Goal Target or Targets, but it may reduce any Eligible Participant’s Long-Term Performance Award in its discretion. Subject to Sections 6(c) and 13(g), no Long-Term Performance Award will be payable to any Eligible Participant who is not an employee of the Company on the last day of the Performance Period to which such Long-Term Performance Award relates.

(f)                                  DEFERRAL OF LONG-TERM PERFORMANCE AWARDS. If the Committee determines that some portion of a Long-Term Performance Award to an Eligible Participant shall be treated as a deferred Long-Term Performance Award and payable in annual or other periodic installments, the Eligible Participant will be notified in writing at the time such Long-Term Performance Award is granted when such deferred Long-Term Performance Award shall be paid and over what period of time. The Committee shall have the discretion to provide for the payment of an amount equivalent to interest, at such rate or rates fixed by the Committee, on any deferred Long-Term Performance Award. Any amounts provided for pursuant to the preceding sentence shall become payable in such manner, at such time or times, and subject to such conditions as the Committee shall in its sole discretion determine; provided, however, that (i) the time and conditions for payment shall be provided in writing to the Participant at the time the Long-Term Performance Award is granted, and (ii)  the total amount of such interest shall be deducted from the maximum amount available for Awards under the formula described in Section 5 of the Plan.

(g)                                 TERMINATION OF EMPLOYMENT BECAUSE OF DEATH, DISABILITY OR

RETIREMENT. In the event that an Eligible Participant terminates employment because of death, disability or Retirement, such Eligible Participant, or in the event of death such person as determined in accordance with Section 14, shall be paid a pro rata portion of such Eligible Participant’s Long-Term Performance Award that would otherwise be payable upon the achievement of the Long-Term Performance Goal Target or Targets had the Participant continued employment until the end of the Performance Period. Such pro rata Long-Term Performance Award shall be paid on the 30th day after the end of the Performance Period to which such Long-Term Performance Award relates.

(h)                                 CODE SECTION 162(m). It is the intent of the Company that Long-Term Performance Awards satisfy, and this Section 13 be interpreted in a manner that satisfies, the applicable requirement of Code Section 162(m) and the Regulations so that the Company’s tax deduction for Long-Term Performance Awards to Eligible Participants is not disallowed in whole or in part by operation of Code Section 162(m). If any provision of this Plan or of any Long-Term Performance Award would otherwise frustrate or conflict with such intent, that provision shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any irreconcilable conflict with such intent, such provision shall be deemed void as applicable to any Participant whose compensation is subject to Code Section 162(m).

(i)                                   CODE SECTION 409A. To the extent necessary to comply with Code Section 409A, no amount shall be delivered with respect to a deferred Long-Term Performance Award as a result of separation from service to an Eligible Participant who is a Specified Employee on the date of separation from service before the date which is 6 months after the date of the Eligible Participant’s separation from service. The Committee shall have discretion to provide for the payment of an amount equivalent to interest, at such rate or rates fixed by the Committee, on any delayed payment. The accumulated postponed amount, with interest for the period of delay if applicable, shall be paid to the Eligible Participant in a lump sum payment on the 10th day after the end of the six-month period. Payment of the accumulated postponed amount (and interest, if applicable) shall be treated as made on the specified date if the payment is made at such date or a later date within the same calendar year, or if later, by the 15th day of the third month following the specified date (provided the Eligible Participant may not, directly or indirectly, designate the year of payment).

If the Eligible Participant dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of Code Section 409A shall be paid as specified in Section 14 hereof within 90 days of the date of Eligible Participant’s death.

PART II GENERAL PROVISIONS

14.                               NON-ALIENATION OF BENEFITS

Except as herein specifically provided, no right or unpaid benefit under this Plan shall be subject to alienation, assignment, pledge or charge and any attempt to alienate, assign, pledge or charge the same shall be void. If any Participant or person entitled to the benefits hereunder should attempt to alienate, assign, pledge or charge any benefit hereunder, then such benefit shall, in the discretion of the Committee, cease. Notwithstanding the foregoing, rights and benefits hereunder shall pass by will or the laws of descent and distribution in the following order: (i) to beneficiaries so designated by the Participant; if none, then (ii) to a legal representative of the Participant; if none, then (iii) to the persons entitled thereto as determined by a court of competent jurisdiction. Awards so passing shall be made at such times and in such manner as if the Participant were living.

15.                               WITHHOLDING OR DEDUCTION FOR TAXES

If at any time specified herein for the making of any payment to any Participant or beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the payment then to be made, such payment shall be deferred until such withholding or deduction shall have been provided for by the Participant or beneficiary, or other appropriate action shall have been taken.

16.                               ADMINISTRATION EXPENSES

The entire expense of administering this Plan shall be borne by the Company.

17.                               GENERAL CONDITIONS

(a)                                  The Board in its discretion may from time to time amend, suspend or terminate any or all of the provisions of this Plan, provided that the Board may not make any amendment which materially affects the provisions of Sections 5(a) or (b) of the Plan without the consent and approval of the holders of a majority of the outstanding shares of Class A and Class B Common Stock of the Company entitled to vote thereon, voting together as one class. The foregoing provisions shall not be construed to prevent the Committee from exercising its discretion, or to limit such discretion, to adjust the provisions of Sections 5(a) and (b) hereof as expressly permitted thereby or otherwise to exercise any discretion to the extent expressly authorized hereunder.

(b)                                 Nothing contained in the Plan shall prohibit the Company from establishing incentive compensation arrangements in addition to this Plan and the Stock Plan. Payments made under any such separate arrangements shall not be included in or considered a part of the maximum amount available for Awards under the Plan and Stock Plan and shall not be charged against the amount available for Awards under the Plan and Stock Plan for any year. In the discretion of the Committee, employees shall be eligible to participate in such other arrangements, as well as the Plan and Stock Plan, in the same year.

(c)                                  Nothing in this Plan shall be deemed to limit in any way the right of the Company to terminate a Participant’s employment with the Company at any time.

(d)                                 The Committee may promulgate rules and regulations relating to the administration and interpretation of, and procedures under, the Plan. Any decision or action taken by the Company, the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

(e)                            No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, taken by any other member or by any officer, agent or employee, nor for anything done or omitted to be done by such Director except in circumstances involving actual bad faith.

18.                               CODE SECTION 409A

It is the intent of the Company that, to the extent the Plan as to any Award constitutes a nonqualified deferred compensation plan within the meaning of Code Section 409A, the Plan as to such Award be interpreted in a manner that satisfies the requirements of Code Section 409A. If any provision of the Plan or of any Award would otherwise frustrate or conflict with such intent, that provision shall be interpreted and deemed amended so as to avoid such conflict. Without limiting the foregoing, to the extent the Plan or Award provides the Committee with the discretion to determine the time or form of payment of an Award (including any earnings or interest credit), and/or defer or accelerate the time of payment of an Award (including any earnings or interest credit), the Committee shall exercise such discretion only at such time and in such manner as complies with Code Section 409A. Notwithstanding anything in the Plan or any Award to the contrary, distributions of Code Section 409A nonqualified deferred compensation to be made upon a termination of employment may only be made upon a Code Section 409A “separation from service” or other event permitted by Code Section 409A, and in a manner permitted by Code Section 409A or an applicable exemption.

19.                               TRANSITION

Upon the effectiveness of this Plan, and the Stock Plan, such plans replaced the Company’s Executive Incentive Compensation Plan (“EICP”), except that the EICP shall continue to govern options and awards of restricted stock outstanding under the EICP. No further awards will be made under the EICP, and all amounts accrued for Awards under the EICP and unawarded were carried forward and made available for Awards under the Plan and Awards under the Stock Plan.

20.                               EFFECTIVE DATES

The Plan became effective for periods beginning after January 1, 1991 upon the approval by the holders of a majority of the outstanding shares of Class A and Class B Common Stock of the Company entitled to vote thereon at the 1991 Annual Meeting, in person or by proxy, voting together as a single class. No Awards may be granted under the Plan after December 31, 2010, or such earlier expiration date as may be designated by resolution of the Board.